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                                                                       EXHIBIT 4

                              LIMITED RECOURSE GUARANTY



               THIS LIMITED RECOURSE GUARANTY ("Guaranty") is made and entered into as of the 29th day of August, 1997 by WELLGATE INTERNATIONAL LTD., a British Virgin Islands corporation ("Guarantor"), in favor of DEERE PARK EQUITIES, L.L.C., an Illinois limited liability company ("Deere Park").

                                       RECITALS

               WHEREAS, Deere Park has agreed to lend to certain management stockholders of Dominion Bridge Corporation, a Delaware corporation ("DBC"), the sum of $4,760,000 (the "Loan"), to fund the exercise of stock options in DBC pursuant to the terms and conditions of that certain letter agreement dated August 19, 1997 (as amended, the "Letter Agreement") among Deere Park and certain of such management stockholders; and

               WHEREAS, the management stockholders have caused the shares issuable upon exercise of such stock options (the "Option Shares") to be contributed to the Guarantor, and the Guarantor in turn has contributed such shares to Dominion Park, L.L.C., a newly-organized Delaware limited liability company of which Guarantor and Deere Park are the members; and

               WHEREAS, in consideration of the contribution of the Option Shares to Dominion Park, Dominion Park has agreed to assume the obligation of the management stockholders to repay the Loan and, to evidence such obligation, has issued Deere Park a Secured Promissory Note of even date herewith in the principal amount of $4,760,000 (the "Note") and, as primary security for repayment of the Note, has entered into a Stock Pledge and Security Agreement of even date herewith (the "Dominion Park Stock Pledge"), pursuant to which Dominion Park has pledged the Option Shares, as well as other shares of DBC contributed to Dominion Park by Deere Park (the "Deere Park Shares"); and

               WHEREAS, to provide for additional security for repayment of the Loan, the Letter Agreement requires the Guarantor enter into this Guaranty and a separate Stock Pledge and Security Agreement of even date herewith (the "Guarantor Stock Pledge") pursuant to which Guarantor will pledge to Dominion Park 500,000 additional shares of DBC Common Stock owned by Guarantor and not contributed to Dominion Park (the "Pledged Shares"); and

               WHEREAS, but for this Guaranty, Deere Park is unwilling to consummate the transactions contemplated by the Letter Agreement.

                                      AGREEMENT

               NOW, THEREFORE, in consideration of and as an inducement to Deere Park to consummate the transactions contemplated by the Letter Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

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               1.   LIMITED RECOURSE GUARANTY.  Guarantor unconditionally,
absolutely and irrevocably guarantees to Deere Park the repayment of the Note; provided, however, that Deere Park's sole recourse shall be to exercise its rights with respect to the Pledged Shares under the Guarantor Stock Pledge, and Deere Park shall have no recourse to any other assets of Guarantor or any of the stockholders, officers, directors or agents of Guarantor.

               2.   EXERCISE OF RIGHTS UNDER STOCK PLEDGE AGREEMENT.
Anything in the Guarantor Stock Pledge to the contrary notwithstanding, Deere Park may not exercise any of its rights under the Guarantor Stock Pledge unless Deere Park has exercised its rights with respect to the Option Shares (but not the Deere Park Shares) and the Option Shares and the proceeds thereof are insufficient to provide for payment in full of the Note. It is understood that Deere Park shall have no obligation under the Dominion Park Stock Pledge to exercise any rights with respect to the Deere Park Shares unless the Option Shares and the Pledged Shares, or the proceeds thereof, are insufficient to provide for payment in full of the Note.

               3. REINSTATEMENT OF GUARANTY. Guarantor agrees that if at any time all or any part of any amount theretofore received from Dominion Park or Guarantor and applied by Deere Park toward payment of the Note is or must be rescinded or returned by Deere Park for any reason whatsoever (including, without limitation, by reason of the insolvency, bankruptcy or reorganization of Dominion Park or Guarantor), Guarantor's obligations under this Guaranty, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence, notwithstanding such previous application by Deere Park, and this Guaranty and the obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment to and application by Deere Park had not been made.

               4. GUARANTY NOT IMPAIRED BY OTHER ACTIONS. Guarantor further agrees that the Obligations shall in no way be impaired, affected, diminished or released by any renewals or extensions which may be made from time to time, with its knowledge and written consent, of the time of payment of the Note, or by any forbearance or delay in enforcing the payment thereof, or by the acceptance by Deere Park of additional security. Subject to the provisions of Section 2, Deere Park, at its election, may exercise its rights with respect to the Pledged Shares with or without (a) joining Dominion Park in any such action; or (b) commencing any action against or obtaining any judgment against Dominion Park; or (c) enforcing, at its option, any other remedy under the Note; and Deere Park shall have the right and option to obtain a judgment directly against Guarantor and enforce said judgment against the Pledged Shares.

               5. ASSIGNMENT AND TRANSFER. Deere Park may, at any time or from time to time, with Guarantor's written consent, assign or transfer all or any portion of the Note; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, Guarantor's obligations hereunder shall remain in full force and effect for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Note or any interest therein shall, to the extent of the interest of such assignee or transferee in the Note, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Deere Park.

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               6.   NO WAIVER OF RIGHTS.  No delay on the part of Deere Park
in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Deere Park of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Deere Park, except as expressly set forth in a writing duly signed and delivered on behalf of Deere Park. No action of Deere Park permitted hereunder shall in any way affect or impair the rights of Deere Park under this Guaranty.

               7. REPRESENTATION AND WARRANTY. Guarantor further represents and warrants that it has the corporate power and authority, and has all corporate action necessary, to execute and deliver, and perform its obligations under, this Guaranty and the Guarantor Stock Pledge. Guarantor further represents and warrants that Guarantor has good and marketable title to the Pledged Shares, subject to no liens, claims or encumbrances whatsoever other than those created by the Guarantor Stock Pledge.

               8. TERM. This Guaranty shall remain in full force and effect until the Note has been paid in full or Deere Park has terminated this Guaranty.

               9. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and enforceable against Guarantor and its successors and assigns.

               10. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of Illinois, without regard to conflict of law principles. Any litigation or arbitration between the parties which arises out of this Note shall be instituted and prosecuted only in the appropriate state or federal court or other tribunal situated in the State of Illinois. Guarantor hereby submits to the exclusive jurisdiction of such courts and tribunals for purposes of any such action and the enforcement of any judgment or order arising therefrom. GUARANTOR HEREBY WAIVES ANY RIGHT TO A CHANGE OF VENUE AND ANY AND ALL OBJECTIONS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS AND OTHER TRIBUNALS LOCATED IN THE STATE OF ILLINOIS.

               11. CONSTRUCTION. When the context or construction of the terms of this Guaranty so require, all words used in the singular herein shall be deemed to have been used in the plural and the neuter shall include the masculine and feminine. The captions and headings of this Guaranty are not intended to define or limit in any way the scope or intent of the provisions of this Guaranty.

               12. TIME OF ESSENCE. Time is of the essence of this Guaranty with respect to the performance by Dominion Park of its obligations under the Note and Guarantor's performance of its obligations hereunder and under the Guarantor Stock Pledge.

               13. SEVERABILITY. Each provision of this Guaranty shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be deemed severable and

                                         -3-

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ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

               IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date first above written.

                                                   WELLGATE INTERNATIONAL LTD.



                                                   By:  /s/ Michel Marengere
                                                   --------------------------
                                                   Its:      Member












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